Exhibit 99.2

CEVA, Inc. Q3 2021 Financial Results Conference Call - Prepared Remarks :: November 9, 2021

CEVA, INC.

Third Quarter 2021 Financial Results Conference Call

Prepared Remarks of Gideon Wertheizer, Chief Executive Officer and
Yaniv Arieli, Chief Financial Officer

November 9, 2021

8:30 A.M. Eastern

Good morning everyone and welcome to CEVA’s third quarter 2021 earnings conference call. I’m joined today by Gideon Wertheizer, Chief Executive Officer, and Yaniv Arieli, Chief Financial Officer of CEVA. Gideon will cover the business aspects and highlights from the third quarter and provide general qualitative data. Yaniv will then cover the financial results for the third quarter and also provide qualitative data for the fourth quarter and full year 2021.

I will start with the forward-looking statements.

Forward Looking Statements

Please note that today’s discussion contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. Forward-looking statements include statements regarding demand for and benefits of our technologies; expectations regarding market dynamics, including anticipated growth in the Cellular IoT market; beliefs regarding benefits and impacts of the Intrinsix acquisition, including expansion into the aerospace and defense market and ability to offer integrated IP solutions and enriched security and assurance products; and guidance and qualitative data for the fourth quarter and full year 2021. For information on the factors that could cause a difference in our results, please refer to our filings with the Securities and Exchange Commission. These include: the scope and duration of the pandemic; the extent and length of the restrictions associated with the pandemic and the impact on customers, consumer demand and the global economy generally; the ability of CEVA’s IPs for smarter, connected devices to continue to be strong growth drivers for us; our success in penetrating new markets and maintaining our market position in existing markets; the ability of new products incorporating our technologies to achieve market acceptance; the speed and extent of the expansion of the 5G and IoT markets; our ability to execute more base station & IoT license agreements; the effect of intense industry competition and consolidation; global chip market trends, including supply chain issues as a result of COVID-19 and other factors; and our ability to successfully integrate Intrinsix into our business. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

CEVA, Inc. Q3 2021 Financial Results Conference Call - Prepared Remarks :: November 9, 2021

With that said, I will now hand the call over to Gideon.

Gideon

Thank you, Richard. It is an exciting time for CEVA. The needs for and the deployment of our technologies for digital transformation have never been more evident. Wireless solutions that we master are the catalysts for the emergence of new smart devices, among which are TWS earbuds and hearing aids, AR glasses, smart watches, smart home products, Industry 4.0 factory automation, telemedicine and more. Our innovative solutions, market reach and strong execution are the drivers for another outstanding quarter of new licensing agreements and royalty progress.

Total revenue for the third quarter of 2021 was a record high of $32.8 million, up 31% year-over-year. The licensing environment continues to be robust and came in at $21.6 million, up 74% year-over-year. Our Bluebud product targeted for TWS earbuds, AR glasses and smartwatch markets and our Wi-Fi solutions, which are ubiquitous across many IoT devices and access points products, were key contributors. Also, in the quarter, our Intrinsix team executed very well, signing important design agreements with Lockheed Martin, with a major industrial company in the defense space and with an innovative wearable device company in the medical space. In total, we signed twenty-five IP licensing and NRE agreements, of which 13 were with first-time customers.

Royalty revenue came at $11.2 million in the quarter, down 11% year-over-year. The royalty contribution from our base station and IoT product category was an all-time high, driven by secular growth in the Bluetooth, computer vision, sensor fusion and cellular IoT markets. 5G base station RAN visibility is lower than normal as the space experiences longer lead times due to supply chain constraints. In total, royalty unit shipments of CEVA’s base station and IoT enabled products were 405 million units in the quarter, up from 200 million in the third quarter last year. Handset baseband royalties this quarter includes the milestone of the first 5G smartphone report we have received, of just shy of 3 million units. These growth drivers were muted by a larger than expected decline in 2G royalty revenue. We do not see this decline as a market indicator, as the 2G market is still sizable in developing countries and we have experienced this pattern over the years from time to time in 2G royalties.

CEVA, Inc. Q3 2021 Financial Results Conference Call - Prepared Remarks :: November 9, 2021

Let me now make a few remarks on our business in the third quarter. The first is our Wi-Fi product line, which has become a strong driver for us in recent quarters. The complexity of Wi-Fi technology rises dramatically when moving to a new generation of the standard. This poses technology challenges that deter a growing number of incumbents or new entrants from developing technology in-house and instead to seek our technology to solidify their time to market. The recent Wi-Fi 6 and Wi-Fi 6E standards are being rapidly adopted in the latest laptops, smartphones and routers and are expanding to XR headsets such as the recent Metaverse initiative by Meta, formerly Facebook, and security cameras. Wi-Fi 6 is also expected to have a fundamental role in autonomous cars where it will be used to upload the terabytes of data collected every day to the cloud where it will be used for AI-based optimizations. CEVA is benefiting from a unique position as the only viable IP supplier that enables semiconductor companies and OEMs to address the diverse and large markets that require Wi-Fi 6, 6E and the upcoming Wi-Fi 7 standard. We have now more than 20 Wi-Fi 6 customers, and our licensing revenue from this space grew 149% compared to the first nine months last year. We are also seeing good progress in shipped CEVA-based WiFi products which grew 204% to more than 111 million units versus the first nine months of last year.

CEVA, Inc. Q3 2021 Financial Results Conference Call - Prepared Remarks :: November 9, 2021

Second, our customer activities have stepped up, as we continue to integrate Intrinsix into CEVA. As we noted in prior calls, our growth strategy is driven by (1) Intrinsix’s experience and customer base in the aerospace and defense market, which we believe will enable us to expand into this lucrative space, and (2) our capabilities to offer integrated IP solutions, which combine the CEVA IP portfolio and Intrinsix’s broad chip design competencies to broaden our impact and to grow our revenue base with strategic customers designs. The third quarter was extremely successful in concluding sizable agreements in the defense and medical space. We booked an important and sizable agreement with Lockheed Martin for DARPA’s SSITH Program. SSITH, stands for System Security Interface Through Hardware and Firmware, and aims to revolutionize the way electronic systems are protected against different means of exploitation. As part of the SSITH program, CEVA, through our subsidiary Intrinsix, is involved in the development of new hardware security architectures and related design tools to protect against entire classes of vulnerabilities exploited through software and not just specific vulnerability instances. The methodologies being developed as part of this program will enrich our Security and Assurance IP offering, bringing new levels of protection to connected cars, wireless communication, and other industrial markets. Another project that the Intrinsix team concluded during the quarter is with a major US-based defense company for advanced node chiplet design. Chiplet technology is a new wave in semiconductors integration with the goal to cost-effectively assemble multiple dies or chiplets into one small chip package and by such gain time to market and lower entry barrier to key markets. Chiplet technology is already deployed in cloud chips by Intel, Broadcom, AMD, and Marvell. The Intrinsix team, with the financial backing of DARPA and its eco-system partners, is aiming to drive chiplets to the defense markets and further to proliferate them for commercial applications.

And lastly, regarding our activities and the market dynamics in Cellular IoT. Cellular IoT modules are used in a wide variety of verticals, among which are logistics, asset tracking, industrial, agriculture monitoring, parking, payment systems, automotive connectivity and more. It is a high volume and fast-growing market forecasted by ABI to reach to 920 million modules by 2026, growing at a 29% compound annual growth rate. A main segment in the Cellular IoT space is NB-IoT, capturing approximately 40% of the volume and growing 44% CAGR between 2019 and 2026. CEVA has strong traction in the Cat-1 and NB-IoT spaces, the two standards which dominate deployments today. During the third quarter, we continued to see strong growth in volume, up 356% compared to the third quarter of last year, and received a royalty report for the first time from a new Cellular IoT customer, one of the world’s top 10 ranked IC design houses.

CEVA, Inc. Q3 2021 Financial Results Conference Call - Prepared Remarks :: November 9, 2021

Europe also is prioritizing cellular IoT at the back of its large manufacturing base. We have three widely known European customers that have designed in CEVA technology. The first is Nordic Semi, using CEVA for NB-IoT with dozens of customers. The second, Sequans, is using our PentaG platform for 5G cellular IoT with a number of high-profile design wins. The third is an unnamed leading semiconductor who is developing Cellular IoT chips targeting its large industrial and smart meter customer base.

So, in summary, CEVA is transforming from specialty in DSP core technologies to a trusted technology house with a pivotal role in enabling new industries to become connected and smart. Our success is underpinned by our unique strength to combine DSP, AI, software, analog and RF designs into holistic solutions for customers and industry needs. We believe we are at an inflection point to scale our business and strengthen our collaboration with key players across a broadening range of industries.

Finally, we continue to monitor any possible implications of the ongoing supply chain constraints. As commonly acknowledged, the semiconductor supply chain challenges impact our broad industries in a different manner, which may translate to lower visibility. With that said, we are on track to meet our targets and will continue to work with our customers and partners to mitigate negative impacts.

With that said, let me handover the call to Yaniv for the financials.

Yaniv

Thank you Gideon, I’ll start by reviewing the results of our operations for the third quarter of 2021.

-         Revenue for the second quarter was up 31% to $32.8 million, our second sequential all-time high, as compared to $25.0 million for the same quarter last year. The revenue breakdown is as follows:

o         Licensing, NRE and related revenue was approximately $21.6 million, a new all-time high reflecting 66% of total revenues, 74% growth from $12.4 million for the third quarter of 2020 and 39% sequential growth. This is the first full quarter we recorded NRE revenues, which resulted from our acquisition of Intrinsix in June.

CEVA, Inc. Q3 2021 Financial Results Conference Call - Prepared Remarks :: November 9, 2021

o         Royalty revenue was down 11% to $11.2 million, reflecting 34% of total revenues, compared to $12.5 million for the same quarter last year. As Gideon noted, our consistent growth in base station and IoT and the penetration to 5G smartphones is muted a by larger than expected decline in 2G royalty revenue.

-         Quarterly gross margin came in better than expected due to lower allocation of Intrinsix’s NRE costs from R&D into the cost of revenue expense line. Gross margin was 85% on a GAAP basis and 87% on a non-GAAP basis compared to our 81%-82% guidance. Non-GAAP quarterly gross margin excluded approximately $0.2 million of equity-based compensation expenses and $0.2 million of the impact of the amortization of acquired intangibles.

-         Total GAAP operating expenses for the third quarter was over the higher-end of our guidance at $26.3 million, due to lower allocation of Intrinsix’s NRE costs from R&D into the cost of revenue per our prior quarter’s guidance. Such shifts between these two expense line items may happen from time to time and are tied to the actual design services performed in the quarter. OPEX also included an aggregate equity-based compensation expense of approximately $3.2 million, and $1.2 million for the amortization of acquired intangibles, including Intrinsix’s and its holdback related expenses. Total Non-GAAP operating expenses for the third quarter, excluding equity-based compensation expenses, amortization of intangibles and holdback expenses, were $21.9 million, over the high-end of our guidance, due to the same reasons I just stated for GAAP.

-           GAAP Operating Profit for the third quarter was $1.7 million, up from two thousand dollars in the same quarter a year ago.  Non-GAAP Operating Profit was $6.5 million, up 51% from the third quarter in 2020. For the first 9 months of 2021, non-GAAP operating profit was up 69% year over year to $15.5 million, illustrating the growing operating leverage we are achieving as we scale the business.

-         Tax expense for the third quarter was approximately $1.8 million, a bit higher than forecasted with strong revenue mix and interest for our connectivity products originating in France, which has a high corporate tax rate.

-         U.S. GAAP net loss for the quarter was $0.2 million and diluted loss per share was 1 cent for the third quarter of 2021, as compared to net loss of $0.7 million and diluted loss per share of 3 cents for the third quarter of 2020.

CEVA, Inc. Q3 2021 Financial Results Conference Call - Prepared Remarks :: November 9, 2021

-         Non-GAAP net income and diluted EPS for the third quarter of 2021 were $4.7 million and 20 cents, up 29% and 25% year-over-year, respectively. Non-GAAP net income and diluted EPS for the third quarter of 2020 were $3.6 million and 16 cents, respectively. Third quarter 2021 figures exclude equity-based compensation expenses, net of taxes, of $3.4 million and the impact of the amortization of acquired intangibles and holdback expenses in the amount of $1.4 million.

With respect to other related data

-	Shipped units by CEVA licensees during the third quarter of 2021 were 438 million units, up 26% from the third quarter 2020 reported shipments.

-	Of the 438 million units reported, 33 million units, or 8%, were for handset baseband chips.

-	Our base station and IoT product shipments were a record 405 million units, up 29% sequentially and up 103% year-over-year.

-	Of note, Bluetooth was a record 291 million units in the quarter, and cellular IoT also reached a record high of 26 million units.

As for the balance sheet items

-	As of September 30, 2021, CEVA’s cash and cash equivalent balances, marketable securities and bank deposits were $145 million.

-	Our DSO for the third quarter of 2021 was 43 days, higher than the prior quarter but at our norm level.

-	During the third quarter, we generated $6.4 million cash from operating activities, depreciation and amortization was $1.7 million, and purchase of fixed assets was $0.2 million.

-	At the end of the third quarter, our headcount including the Intrinsix team was 485 people, of whom 403 were engineers. This is up from a total of 468 people at the end of the second quarter of 2021.

Now for the guidance

Our strong top line performance in the first 9 months of 2021 was outstanding and provides us with strong confidence in our business and strategy going forward. We therefore are raising our annual revenue guidance up to a new range of $120 - $122 million. Our licensing business and market reach is expanding, we have good backlog and pipeline for the coming quarter. We believe the growth trend in our base station and IoT category, LTE and 5G will persist into the fourth quarter, with the extent of such growth in the fourth quarter being subject to any near term supply chain constraints.

CEVA, Inc. Q3 2021 Financial Results Conference Call - Prepared Remarks :: November 9, 2021

Specifically for the fourth quarter of 2021

-         Gross margin is expected to be approximately 82% on a GAAP basis and 84% on a non-GAAP basis, excluding an aggregate of $0.3 million of equity-based compensation expenses and $0.2 million of amortization of other assets associated with the Immervision investment

-         OPEX for the fourth quarter of 2021 should be slightly lower than the third quarter. For the fourth quarter, GAAP-based OPEX is expected to be in the range of $25.5 million to $26.5 million. Of our anticipated total operating expenses for the fourth quarter, $3.2 million is expected to be attributable to equity-based compensation expenses, $1.2 million to the amortization of acquired intangibles and Intrinsix holdback related expenses. Non-GAAP OPEX is expected to be in the range of $21.1 million – $22.1 million.

-         Net interest income is expected to be approximately $0.3 million.

-         Taxes for the fourth quarter are expected to be approximately 25% on a non-GAAP basis.

-         Share count for the fourth quarter of 2021 is expected to be 23.8 million shares.

Operator, you can now open the Q&A session.

Wrap Up: Richard

Thank you for joining us today and for your continued interest in CEVA. As a reminder, the prepared remarks for this conference call are filed as an exhibit to the Current Report on Form 8-K and accessible through the investor section of our website at https://investors.ceva-dsp.com.

With regards to upcoming events, we will be participating in the following:

- The 10th Annual ROTH Technology Event, November 17th and 18th

- The 5th Annual Wells Fargo TMT Summit, November 30th to December 2nd

- Barclays Global Technology, Media and Telecommunications Conference, December 7th & 8th

Further information on this event and all events we will be participating in can be found on the investor section of our website.

Thank you and goodbye